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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this registration statement on Form S-8 of our reports on the consolidated financial statements and financial statement schedules of Panhandle Eastern Corporation and subsidiaries incorporated by reference herein and to the reference to our firm as experts under Item 5 of
Part II of this registration statement. Such report covering the consolidated financial statements refers to changes in the method of accounting for income taxes and postretirement benefits other than pensions.



                                                     /s/  KPMG PEAT MARWICK LLP
                                                          KPMG Peat Marwick LLP

Houston, Texas
December 15, 1994